UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

OccuLogix, Inc. (the “Company”) is engaged in discussions with Asahi Kasei Kuraray Medical Co., Ltd. (“Asahi”) to terminate the 2006 Distribution Agreement, effective October 20, 2006, between Asahi Kasei Medical Co., Ltd. (now Asahi) and the Company (the “Distribution Agreement”).  The Distribution Agreement appointed the Company Asahi’s exclusive distributor of the Rheofilter filter and the Plasmaflo filter, which are key components of the Company’s RHEO™ System for the treatment of dry age-related macular degeneration, in certain jurisdictions and Asahi’s non-exclusive distributor of the Rheofilter filter and the Plasmaflo filter in Italy.  Under the Distribution Agreement, among other obligations, the Company has certain minimum purchase obligations and the obligation to seek certain regulatory approvals with respect to the Rheofilter filter and the Plasmaflo filter.  When a definitive agreement regarding the termination of the Distribution Agreement is reached with Asahi, the Company will file another report on Form 8-K to disclose the termination of the Distribution Agreement.

On November 1, 2007, the Company had announced the indefinite suspension of its RHEO™ System clinical development program and currently is engaged in the process of winding down the RHEO-AMD trial, the Company’s pivotal (Phase III) trial of the RHEO™ System.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: January 28, 2008	By:	/s/Suh Kim
Suh Kim General Counsel